Exhibit (a)(2)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SOUND POINT OPPORTUNISTIC CREDIT FUND”, CHANGING ITS NAME FROM "SOUND POINT OPPORTUNISTIC CREDIT FUND" TO "SOUND POINT ALTERNATIVE INCOME FUND", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 2024, AT 2:54 O`CLOCK P.M.

3728155 8100 SR# 20242896837	Authentication: 203732932 Date: 06-18-24
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:54 PM 06/17/2024
FILED 02:54 PM 06/17/2024
SR 20242896837 - File Number 3728155

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: ______________________
Sound Point Opportunistic Credit Fund

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

Sound Point Alternative Income Fund

[set forth amendment(s)]

3. (Please complete with either **upon filing** or it may be a ***future effective date*** that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17 day of June , 2024 A.D.

By: Brian P. Smith (Jun 17, 2024 10:42 EDT)
Trustee

Name: Brian Smith
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